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                               PURCHASE AGREEMENT

                                   DATED AS OF

                                JANUARY 30, 1998

                                 BY AND BETWEEN

                        AUTOBOND ACCEPTANCE CORPORATION,

                                 AS THE ISSUER,

                                       AND

                          BANCBOSTON INVESTMENTS, INC.

                                AS THE PURCHASER



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                               PURCHASE AGREEMENT

        AGREEMENT, dated as of January 30, 1998, between AutoBond Acceptance Corporation (the "Company") and BANCBOSTON INVESTMENTS, INC. (the "Purchaser").

        The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        SECTION I.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

        "Additional Closing Date" means the date after the initial Closing Date agreed between the Company and the Purchaser.

        "Affiliate" means, with respect to any Person (the "Subject Person"),
(i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

        "Agreement" means this Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Texas or the Commonwealth of Massachusetts are authorized or required by law to close.

        "Closing Date" means the date on which all of the conditions set forth in Sections 5.1 and 5.2 shall have been satisfied and the Securities have been issued by the Company and the Purchase Price paid by the Purchaser.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

        "Common Stock" means the common stock, no par value per share, of the Company.

        "Company" means AutoBond Acceptance Corporation, a corporation incorporated under the laws of Texas, and its successors.


        "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.




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        "Consolidated Subsidiary" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

        "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

        "Convertible Notes" means the Company's 15% Subordinated Convertible Notes due 2001, issued pursuant to the Indenture.

        "Directors" means the individuals then serving on the board of directors or similar such management council of the Company.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Finance Contracts" means fixed rate, closed end consumer installment finance contracts acquired by the Company in the ordinary course of its business arising from the sale of new and used automobiles, vans and light-duty trucks.

        "Financing Documents" means this Agreement, the Warrant, the Indenture, and the Notes and any document, instrument, certificate or other agreement executed, delivered or contemplated by the foregoing.

        "GAAP" has the meaning set forth in Section 1.2.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person

        "Indenture" means the Indenture, dated as of January 30, 1998, between the Company and BankBoston, N.A., as agent.

        "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

        "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest, collateral assignment or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Notes" means the Convertible Notes and the Subordinated Notes.

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        "Nasdaq Market" means the Nasdaq Stock Market's National Market.

        "Officer's Certificate" shall mean a certificate executed by the chief executive officer or chief operating officer of the Company in the form of Exhibit B attached hereto.

        "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and the Subsidiaries, including state, federal, city and county permits and approvals.

        "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

        "Purchase Price" means the purchase price for the Securities set forth in Section 2.1 hereof.

        "Purchaser" means, BancBoston Investments, Inc.

        "SEC Reports" shall have the meaning set forth in Section 3.5.

        "Securities" means the Subordinated Notes, Convertible Notes, the Warrants and, as applicable, the shares of Common Stock issuable upon conversion of the Convertible Notes and the exercise of the Warrants.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subordinated Notes" means the Company's 15% Senior Subordinated Notes due 2001, issued pursuant to the Indenture.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company.

        "Subsidiary Corporate Documents" means the certificates of incorporation and by-laws of each Subsidiary.

        "Taxes" has the meaning set forth in Section 3.6.

        "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

        "Warrant" means each of the Warrant to be issued to the Purchaser on the Closing Date to purchase 368,462 shares of Common Stock in the aggregate (subject to adjustment as set forth therein) , and, at the Purchaser's option, the Warrant to purchase additional shares of Common

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Stock that may be issued on the Additional Closing Date.

        SECTION I.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.


                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

        SECTION II.1. COMMITMENT TO PURCHASE. (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, the Purchaser agrees to purchase, the Securities as set forth below.

        (b) On the Closing Date, the Purchaser shall acquire the Notes in an aggregate principal amount of $7,500,000.

        (c) In consideration of the Purchaser's agreement to purchase the Notes specified in this Article II, the Company shall issue and deliver to the Purchaser, on the Closing Date, the Warrant.

        (d) The aggregate consideration to be paid on the Closing Date by the Purchaser to the Company for the Notes and the Warrants shall be $7,500,100 (the "Purchase Price").

        SECTION II.2. PURCHASE OF SECURITIES. (a) On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the account or accounts specified by the Company immediately available funds in an amount equal to the Purchase Price.

        (b) On the Closing Date, against payment as set forth in subsection 2.2
(a) above, the Company shall deliver to the Purchaser (i) a single Note for the Purchaser representing the combined principal amounts of the Convertible Note and the Subordinated Note acquired by the Purchaser as of the Closing Date, and
(ii) a single Warrant for the Purchaser.

        SECTION II.3. PURCHASE ON THE ADDITIONAL CLOSING DATE. (a) At the Purchaser's option, the Purchaser may increase (i) the aggregate principal amount of the Subordinated Notes and the Convertible Notes, and (ii) the number of shares of Common Stock subject to the Warrant, against payment to the Company of such additional amounts (the "Additional Purchase Price") as may be agreed between the Purchaser and the Company. The settlement of such transaction shall take place on the Additional Closing Date.

        (b) The Additional Closing Date shall be subject to such terms and conditions as

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agreed between the parties.

        (c) On the Additional Closing Date, at the Purchaser's option, the Company will issue additional Subordinated Notes, Convertible Notes (or a combination thereof) and Warrants to the Purchaser in respect of such increased amounts, or exchange the Purchaser's existing Securities for newly issued Securities reflecting such increased amounts.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchaser as of the Closing Date as set forth herein.

        SECTION III.1. CORPORATE EXISTENCE AND POWER. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to conduct business as a foreign corporation, and has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where such failure would not have a material adverse effect on the Company or the ability of the Company to continue its current operations.

        SECTION III.2. AUTHORIZATION AND EXECUTION. The execution, delivery and performance by the Company of each Financing Document and the issuance by the Company of the Securities have been duly and validly authorized and are within its corporate powers. Each Financing Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company. Each of the Financing Documents constitutes the valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

        SECTION III.3. GOVERNMENTAL AUTHORIZATION; THE SECURITIES. The execution and delivery by the Company of the Financing Documents does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made by the Company at its sole cost and expense prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not in the aggregate impose materially adverse conditions upon the Company or the Purchaser and (c) listing applications ("Listing Applications") to be filed by the Company at its sole cost and expense with the Nasdaq Market or the American Stock Exchange relating to the shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants.

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Upon conversion in accordance with the terms of the Convertible Notes, or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth in the Warrants), the shares of Common Stock when issued upon conversion or exercise thereof shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any claims or pre-emptive rights. Assuming the representations and warranties of the Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws.

        SECTION III.4. CONTRAVENTION. The execution and delivery by the Company of the Financing Documents, the issuance and sale by the Company of the Securities (and the application of the proceeds thereof as contemplated herein), and the consummation of the transactions contemplated hereby and thereby will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents or the Subsidiary Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole.

        SECTION III.5. FINANCIAL INFORMATION AND SEC REPORTS. The Company has timely filed all forms, reports and documents with the Commission since November 8, 1996, required to be filed by it under the Exchange Act and the Securities Act through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contained, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since September 30, 1997, other than as disclosed in Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-41257), and except for decreases in the Company's liquidity, increases in short-term payables (including an increase from September 30, 1997 of approximately $4 million in short-term payables reflected as "bank overdraft"), and possible revaluation of Interest-only Strip Receivables. The Company reasonably expects to report an increase in shareholder's equity at December 31, 1997 from September 30, 1997, provided that a securitization within the parameters set forth in its warehouse lending arrangements is completed prior to March 31, 1998. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders equity and changes in cash flows, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated, except that the unaudited financial statements do not contain complete notes and may be subject to normal audit adjustments and normal annual adjustments. The consolidated balance sheets fairly present the financial condition of the Company and its

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Subsidiaries at the date thereof and the related statements of income, stockholders equity and changes in cash flows fairly present the results of the operations of the Company and its Subsidiaries and the changes in their financial position for the periods indicated.

        SECTION III.6. LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole, or which challenges the validity of any Financing Document.

        SECTION III.7. TAXES. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

        SECTION III.8. INVESTMENTS, JOINT VENTURES. The Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement, other than as indicated in the SEC Reports.

        SECTION III.9. NOT AN INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION III.10. CAPITALIZATION. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth in the SEC Reports. Other than as set forth in the SEC Reports and except for (a) a warrant to purchase 7,500 shares of Common Stock, and (b) stock options for 150,000 shares of Common Stock issued to the Company's President-elect, there are no other subscriptions, options, warrants, rights (including, without limitation, preemptive rights), convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock.

        SECTION III.11. SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchaser) any of the Securities and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchaser and its Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to

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cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act.

        SECTION III.12. PERMITS. (a) Each of the Company and its Subsidiaries has all material Permits as are necessary for the conduct of its business as it has been carried on; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

        SECTION III.13. LEASES. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

        SECTION III.14. ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities and circumstances disclosed in the SEC Reports, and (ii) short-term liabilities, a material portion of which will be extinguished with the proceeds from the sale of the Securities.

        SECTION III.15. INSURANCE. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance. Upon request of the Purchaser, the Company will provide copies of all such insurance policies to the Purchaser.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        SECTION IV.1. PURCHASE FOR INVESTMENT; AUTHORITY; BINDING AGREEMENT. The Purchaser hereby represents and warrants to the Company that:

        (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof, except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

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        (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

        (c) this Agreement has been duly executed and delivered by the Purchaser;

        (d) the execution and delivery by the Purchaser of the Financing Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser;

        (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as contemplated by the Financing Documents;

        (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

        (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

        (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the consolidated financial condition, results of operations, property, management and prospects of the Company and it Subsidiaries sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit the Purchasers' ability to rely thereon; and

        (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest.

                                    ARTICLE V

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                 CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

        SECTION V.1. CLOSING. The obligations of the Purchaser to purchase the Securities to be issued and sold pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        (a) Receipt by the Purchaser of duly executed counterparts of this Agreement and the Indenture;

        (b) The Purchaser shall have received the opinion, dated the Closing Date, of Jones, Day, Reavis & Pogue, substantially in the form attached as Exhibit A hereto.

        (c) The Notes shall have been duly executed by the Company as provided in the Indenture;

        (d) The Purchaser shall have received an Officer's Certificate executed by the chief executive officer or chief operating officer of the Company, in the form attached as Exhibit B hereto.

        (e) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchasers;

        (f)    The Warrant shall have been duly executed by the Company.

        (g) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect any Financing Document or transaction contemplated hereby or thereby or that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, the enforceability of the Financing Documents or the Securities or the rights of the holders of the Securities or the Purchasers hereunder;

        (h) The representations and warranties of the Company contained in each Financing Document shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) and the Company shall have performed and complied with all covenants and agreements required by such Financing Documents to be performed or complied with by it at or prior to the Closing Date;

        (i) The Purchaser shall have confirmed receipt of the Notes and the Warrants to be issued, duly executed by the Company in the denominations and registered in the name or names requested by the Purchaser;

        (j) The Purchaser shall have received a duly executed Stockholder's Agreement, dated January 30, 1998, among the Purchaser, the Company, William O. Winsauer and John S.

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Winsauer.

        (k) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock, which the Purchaser reasonably deems material in connection with the purchase of the Securities.

        SECTION V.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell to the Purchaser the Securities to be issued and sold pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        (a) The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the Closing Date and the Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

        (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

        (c) Receipt by the Company of duly executed counterparts of this Agreement and Indenture; and

        (d) The Company shall have received payment of the Purchase Price of the Notes and Warrant.

                                   ARTICLE VI

                                    COVENANTS

        The Company hereby agrees that, from and after the date hereof for so long as any Securities remain outstanding and for the benefit of the Purchaser:

        SECTION VI.1. INFORMATION. The Company will deliver to the Purchaser:

        (a) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

        (b) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

        (c) promptly following the mailing thereof, monthly administrative and volume reports;

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        (d)    the data indicated on Schedule 1 hereto;

        (e) as soon as available and in any event within forty-five (45) days after the close of each of the first, second and third fiscal quarters of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Company to present fairly, in accordance with GAAP, the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments);

        (f) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (i) the chief financial officer of the Company to present fairly, in accordance with GAAP, the financial position of the Company and its Subsidiaries as at the date thereof and the result of operations for such period and (ii) the Company's independent certified public accountants, whose certificate shall be unqualified; and

        (g) the information specified for delivery to the Agent in the Indenture.

        SECTION VI.2. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, the Purchaser, or an affiliate thereof, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times.

        SECTION VI.3. USE OF PROCEEDS. The net proceeds from the issuance and sale of the Securities by the Company shall be used solely for short term payables, the provision for repayment of the Company's 18% Convertible Secured Notes (if necessary) and for working capital. None of the proceeds from the issuance and sale of Securities by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

        SECTION VI.4. RESERVED SHARES AND LISTINGS.

        (a) The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit issuance of the conversion in full of the then outstanding Convertible Notes and the exercise in full of the then outstanding Warrants; and

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        (b) The Company will maintain the listing of its Common Stock on the
Nasdaq Market or any national securities exchange.

        SECTION VI.5. NONVOTING COMMON STOCK. The Company agrees to cause the amendment of its Certificate of Incorporation prior to June 1, 1998, to provide for the creation of a class of nonvoting Common Stock, which shall otherwise rank pari passu in all respects with the existing class of voting Common Stock of the Company, and to reserve from its authorized but unissued shares of such class of Nonvoting Common Stock a sufficient number of shares of such Common Stock to permit issuance of such shares upon the conversion in full of the then outstanding Convertible Notes and Warrants.

        SECTION VI.6 RIGHT OF FIRST REFUSAL. The Purchaser, so long as it is the holder of the Warrant, shall have a right of first refusal to purchase all future securities to be privately placed by the Company on a pro rata basis and on the same terms, conditions and price as those securities purchased by other purchasers; provided however, that the exercise of such right does not, in the reasonable judgment of the Board of Directors of the Company, adversely impact the viability of such placement in any material way.

        SECTION VI.7 PREFERRED STOCK. The Company agrees to use its best efforts to complete the offer and sale of up to $10 million of its __% Series A Cumulative Preferred Stock.

        SECTION VI.8 ACCOUNTING.

               (a) The Company will not change its independent auditors without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld.

               (b) The Company will not make any significant change in accounting treatment or reporting practices, except as required by GAAP (in which event the Company shall provide the Purchaser with a summary of such changes and the effect on the Company's financial statements).

                                   ARTICLE VII

                             LIMITATION ON TRANSFERS

        SECTION VII.1. RESTRICTIONS ON TRANSFER. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article VII.

        SECTION VII.2.  RESTRICTIVE LEGENDS.

        (a) Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall include a legend in substantially the following form:

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        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
        UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) TO QUALIFIED INSTITUTIONAL BUYERS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IF REGISTERED UNDER THE SECURITIES ACT.

        SECTION VII.3. NOTICE OF PROPOSED TRANSFERS. Prior to any proposed Transfer of the Securities other than a transfer (i) registered under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel to the transferor, confirming that such transfer does not give rise to a violation of the Securities Act (which requirement may be waived by the Company), (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        SECTION VIII.1. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

        SECTION VIII.2. NO WAIVERS; AMENDMENTS.

        (a) No failure or delay on the part of any party in exercising any right, power or

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remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Purchaser.

        SECTION VIII.3. INDEMNIFICATION. (a)The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, and each Person, if any, who controls such Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a Controlling Person"), and the respective partners, agents, employees, officers and directors of the Purchasers, their affiliates and any such Controlling Person (each an Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Financing Document or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result solely from such Indemnified Party's gross negligence, willful misconduct or bad faith or its breach of the obligations of it or any Affiliate under any Financing Document.

        If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially

                                       15


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similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

        If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 8.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The indemnification, contribution and expense reimbursement obligations set forth in this Section 8.3 (a)(i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise and (ii) shall survive the termination of this Agreement and the other Financing Documents and the payment in full of the Notes.

        (b) Whether or not the transactions contemplated by this Agreement and the Financing Agreements shall be consummated, the Company hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Purchaser. In connection with the transactions contemplated by this Agreement and the Financing Agreements and in connection with any

                                       16


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amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by the Purchaser or any of its affiliates in connection with the enforcement of any rights hereunder, under any other Financing Agreement or with respect to any Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement and the Securities; (ii) the cost of delivering to the Purchaser's principal office, insured to the Purchaser's satisfaction, the Securities sold to the Purchaser hereunder and any Securities delivered to the Purchaser in exchange therefor or upon any exercise, conversion or substitution thereof; (ii) the reasonable fees, expenses and disbursement of Riemer & Braunstein, Purchaser's special counsel, in connection with the transactions contemplated by this Agreement and the Financing Agreements and any amendments, modifications, approvals, consents or waivers thereunder or thereunder; (iv) the fees, expenses and disbursements of the Purchaser's accountants, in connection with the Purchaser's due diligence investigation of the Company; (v) all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamps and similar taxes at any time payable in respect of this Agreement, any Financing Agreement or the issuance of any of the Securities; and (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, whether or not such attorneys are the Purchaser's employees, all costs associated with any rights of board attendance, observation or inspection and travel and lodging expenses related thereto, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Purchaser in connection with (A) the appropriate exercise, enforcement or preservation of rights under this Agreement or any other Financing Agreement against the Company after the occurrence of a Default or Event of Default (including engineering, appraiser, environmental consulting and investment banking charges) and (B) any appropriate litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Purchaser's relationship with the Company.

               The Company hereby further agrees to indemnify, exonerate and hold free and harmless the Purchaser and the Purchaser's stockholders, officers, directors, employees and agents from and against any and all actions, causes of action, suites, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), incurred in any capacity by any of the indemnitees as a result of or relating to (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, or (B) the execution, delivery, performance or enforcement of this agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), or any instrument contemplated hereby or thereby, except, in each such case, for any such liabilities arising from any indemnitee's breach of this Agreement, gross negligence or wilful misconduct.

               The Company hereby indemnifies the Purchaser against and agrees that it will hold the Purchaser harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement.

               The obligations of the Company to the Purchaser under this
Section 8.3(b) shall survive payment or transfer of the Securities and the termination of this Agreement.

        SECTION VIII.4. ADDITIONAL PAYMENTS UPON MERGER, ETC. If at any time

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within twelve (12) months after any date of repurchase, redemption, exchange or conversion of any Notes, Warrants and/or Common Stock, the Company or any if its Subsidiaries shall become party to any Triggering Event (as defined in the Indenture) or the Company or any of its Subsidiaries or their respective stockholders enter into any agreement or letter of intent contemplating any Triggering Event or at such later time as any payment is received by the Company or any of its stockholders in respect of such Triggering Event, the Company shall make an additional payment to the Purchaser in an amount per share of Common Stock (or Common Stock issuable upon conversion of the Notes or exercise of the Warrant) repurchased from the Purchaser equal to the excess, if any, of the value per share of the cash, securities and other property that the Purchaser would have received (or that the Company received in which the Purchaser would have had a beneficial interest as a stockholder of the Company), had the Purchaser's Securities not been previously repurchased, but had been repurchased as a result of such Triggering Event, over the payment received by the Purchaser with respect to each such prior repurchase. Each payment to the Purchaser pursuant to this Section 8.4 shall be made either in cash or in the form of consideration received by the holders of common equity of the Company (or the Company).

        SECTION VIII.5. DOCUMENTARY TAXES. The Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Financing Document or the issuance of the Securities to the Purchaser, excluding its assigns.

        SECTION VIII.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and upon the Purchaser and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Purchaser. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

        SECTION VIII.7. BROKERS. The Company represents and warrants that, except for a commission of 5% payable by the Company to Dresdner Bank or its Affiliate, it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities. The Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

        SECTION VIII.8. NEW YORK LAW; THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW PROVISIONS.

        SECTION VIII.9. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

                                       18


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       SECTION VIII.10. COUNTERPARTS. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

       SECTION VIII.11. REGISTRATION RIGHTS. The Purchaser and its affiliates shall be entitled to exercise registration rights with respect to the Common Stock issuable upon conversion of the Convertible Notes to the same extent as set forth in the Warrants (as if such shares constituted Warrant Shares).

       SECTION VIII.12. PUBLICITY. The Company shall not issue a press release or otherwise publicize the sale or issuance of the Securities hereunder without the approval of the Agent, except as may be required by law.

                          [SIGNATURE PAGES FOLLOW]




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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                          AUTOBOND ACCEPTANCE CORPORATION

                                                _______________________________

                                          By:   _______________________________

                                          Name: ________________________________

                                          Title:

                                          Address    301 Congress Avenue
                                                     Suite 900
                                                     Austin, Texas  78701

                                          Fax:       (512) 472-1548
                                          Attn:      Will Winsauer




                                          BANCBOSTON INVESTMENTS, INC.

                                                _______________________________

                                          By:   _______________________________

                                          Name: _______________________________

                                          Title:

                                          Address:
                                          Fax:
                                          Attn:



                                       20



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                                 EXHIBITS

        Exhibit A - Form of Opinion
        Exhibit B - Form of Officer's Certificate